      As filed with the Securities and Exchange Commission on May 1, 1997

                                                  Registration No. 33-94444
===========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ---------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  to FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                     STANDARD FEDERAL BANCORPORATION, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                    Michigan                         38-2899274
         (State or Other Jurisdiction of          (I.R.S. Employer
         Incorporation or Organization)          Identification No.)

                       STANDARD FEDERAL BANCORPORATION, INC.
         FIRST AMENDED EMPLOYEE STOCK OPTION AND APPRECIATION RIGHTS PLAN

                                        and

                      STANDARD FEDERAL BANCORPORATION, INC.
                  1995 STOCK OPTION AND SHAREHOLDER VALUE PLAN
                              (Full title of the Plans)

                    Ronald J. Palmer, Senior Vice President
                               and General Counsel
                              Standard Federal Bank
                           2600 West Big Beaver Road
                             Troy, Michigan  48084
                                (810) 643-9600
           (Name and Address, Including Zip Code and Telephone Number,
                  Including Area Code, of Agent for Service)

                                ---------------

                                 With Copy to
                            Steven J. Gray, Esq.
                       Vedder, Price, Kaufman & Kammholz
                    222 North LaSalle Street, Suite 2600
                           Chicago, Illinois  60601
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      This Post-Effective Amendment No. 1 to Registration Statement on Form S-
8 (No. 33-94444) (the "Registration Statement") is being filed to deregister certain shares of common stock, without par value (the "Common Stock") of Standard Federal Bancorporation, Inc. (the "Registrant") which were registered pursuant to the Standard Federal Bancorporation, Inc. First Amended Employee Stock Option and Appreciation Rights Plan and the Standard Federal Bancorporation, Inc. 1995 Stock Option and Shareholder Value Plan (collectively, the "Plans").

      The Registration Statement registered 3,518,750 shares of Common Stock to be issued under such Plans. No additional shares will be issued. Therefore, the Registration Statement is hereby amended to deregister all remaining shares of Common Stock registered under the Plans.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on this 1st day of May, 1997.

                                    STANDARD FEDERAL BANCORPORATION, INC.

                                    By: /s/GARRY G. CARLEY
                                        -------------------------------------
                                        Garry G. Carley, Executive Vice
                                          President and Secretary




Pursuant to Rule 478 of the Regulations under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the Agent for Service named in this amendment to the Registration Statement.

            Signature                       Title                 Date
            ---------                       -----                 ----

/s/ RONALD J. PALMER                Senior Vice President      May 1, 1997
-----------------------------        and General Counsel
Ronald J. Palmer